                                                                  EXECUTION COPY

                                                                    Exhibit 10.6

                    TAX SHARING AND DISAFFILIATION AGREEMENT

                                     BETWEEN

                                   ALCAN INC.

                                       AND

                                  NOVELIS INC.

                                       AND

                                ARCUSTARGET INC.

                                       AND

                                ALCAN CORPORATION

                                       AND

                               NOVELIS CORPORATION

                              Dated January 5, 2005
                      With effect as of the Effective Date

                                TABLE OF CONTENT

ARTICLE I - INTERPRETATION                                                     3
1.01  Definitions..........................................................    3
1.02  Schedules............................................................   10
1.03  Headings.............................................................   10
1.04  Currency.............................................................   10

ARTICLE II - REPRESENTATIONS, WARRANTIES AND COVENANTS                        10
2.01  Representations, Warranties and Covenants of Alcan in Favour
         of Novelis........................................................   10
2.02  Representations, Warranties and Covenants of Novelis in
         Favour of Alcan and AC............................................   12
2.03  Representations, Warranties and Covenants of AC in
         Favour of AAC and Novelis.........................................   15
2.04  Representations, Warranties and Covenants of AAC in Favour
         of AC and Alcan...................................................   16
2.05  Representations, Warranties and Covenants of Novelis and
         Arcustarget in Favour of AC.......................................   17
2.06  Survival of Representations, Warranties and Covenants................   18

ARTICLE III - INDEMNIFICATION                                                 19
3.01  Indemnification by Alcan.............................................   19
3.02  Indemnification by Novelis...........................................   19
3.03  Indemnification in the Event of Mutual Breach........................   19
3.04  Indemnification in the Event of a Triggering Event...................   19
3.05  Indemnification in Other Circumstances...............................   20
3.06  Event of Last Act....................................................   20

ARTICLE IV - GENERAL LIABILITY FOR TAXES                                      20
4.01  General Liability....................................................   20

ARTICLE V - ALLOCATION OF LIABILITIES FOR TRANSFER TAXES                      21
5.01  General Allocation...................................................   21

ARTICLE VI - DISAFFILIATION                                                   21
6.01  Year End.............................................................   21
6.02  Liabilities Relating to Pre-Disaffiliation Periods for Tax
         Consolidated Groups...............................................   21
6.03  Exception............................................................   24

ARTICLE VII - CONTROL OF TAX CHALLENGES                                       24
7.01  Control of Challenge of Tax Claims...................................   24

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                                      -ii-


ARTICLE VIII - COOPERATION, RECORD RETENTION AND CONFIDENTIALITY              26
8.01  Cooperation and Record Retention.....................................   26
8.02  Confidentiality......................................................   27

ARTICLE IX - TAX RETURNS                                                      28
9.01  Tax Returns..........................................................   28

ARTICLE X - TRANSFER PRICING ISSUES                                           28
10.01 Transfer Pricing Issues..............................................   28

ARTICLE XI - DISPUTE RESOLUTION                                               30
11.01 Dispute Resolution Agreement to Apply................................   30

ARTICLE XII - MISCELLANEOUS                                                   30
12.01 Effect on Other Tax Sharing Agreements...............................   30
12.02 Counterparts.........................................................   30
12.03 Entire Agreement.....................................................   31
12.04 Inconsistencies with Separation Agreement............................   31
12.05 After-Tax Liability..................................................   31
12.06 Governing Law........................................................   31
12.07 Disclaimer Regarding Tax Attributes..................................   32
12.08 Tax Services - Conflicts.............................................   32
12.09 Tax Liability........................................................   32
12.10 Notices..............................................................   32
12.11 Interest.............................................................   33
12.12 Assignability........................................................   34
12.13 Severability.........................................................   34
12.14 Waivers of Default...................................................   34
12.15 Deadlines............................................................   34
12.16 Amendments...........................................................   34
12.17 Further Assurances...................................................   34

LIST OF SCHEDULES

SCHEDULE 2.01 (G)       Repayment Transactions.............................   36

SCHEDULE 2.02(D)        Certain Additional Covenants of Novelis
                           and Arcustarget.................................   37

SCHEDULE 2.04(B)(III)   Certain Additional Covenants of AAC................   38

TAX SHARING AND DISAFFILIATION AGREEMENT entered into in the City of Montreal, Province of Quebec dated January __, 2005 with effect as of the Effective Date (as defined below).

BETWEEN: ALCAN INC., a corporation organized under the Canada Business Corporations Act ("ALCAN");

AND: NOVELIS INC., a corporation incorporated under the Canada Business Corporations Act ("NOVELIS");


AND: ARCUSTARGET INC., a corporation incorporated under the Canada Business Corporations Act ("ARCUSTARGET");
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                                      -2-


AND: ALCAN CORPORATION, a corporation incorporated under the laws of the State of Texas ("AC");

AND: NOVELIS CORPORATION (FORMERLY, ALCAN ALUMINUM CORPORATION), a corporation incorporated under the laws of the State of Texas ("AAC").

RECITALS:

WHEREAS Alcan Group (as defined below) currently conducts the Alcan Businesses (as defined below);

WHEREAS Alcan intends to effect a spinoff of the Separated Businesses (as defined below) to the holders of the Alcan Common Shares (as defined below);

WHEREAS such spinoff will be achieved through (i) the Reorganization (as defined below), by which Alcan will transfer the Separated Businesses to Arcustarget; and (ii) the Arrangement (as defined below), by which the holders of Alcan Common Shares will become also shareholders of Novelis, Arcustarget will become a Subsidiary (as defined below) of Novelis and Novelis and Arcustarget will amalgamate;

WHEREAS Alcan and Novelis have agreed on the anticipated tax consequences of the Reorganization and the Arrangement in the jurisdictions where the transactions forming part of the Reorganization and the Arrangement will take place;

WHEREAS Alcan intends in particular, and Novelis accepts, that:

(i) certain transactions forming part of the Separation (as defined below), for Canadian income tax purposes, be governed by paragraph 55(3)(b) of the Tax Act (as defined below) and sections 85.1 and 86 of the Tax Act, such that no gain will be realized by Alcan, Novelis and Alcan Common Shareholders (as defined below);

(ii) the Separation qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (as defined below), pursuant to which no gain or loss will be recognized for United States federal income tax purposes by Alcan, Novelis, AC, AAC or by the shareholders of Alcan under Section 355 of the Code and the related provisions thereunder; and

(iii) for United States federal income tax purposes, the Separation Agreement (as defined below) be treated as a plan of reorganization within the meaning of the Code;

WHEREAS the Reorganization will result in certain entities ceasing to be part of a group of entities that in certain jurisdictions were filing, lodging or otherwise submitting their tax returns on a consolidated, combined, unitary or other similar basis;

WHEREAS the Parties (as defined below) desire, in connection with the Reorganization and the Arrangement, to (i) give each other certain representations and warranties with respect to certain tax matters, (ii) confirm that no representations and warranties are being given with respect to certain other tax matters, (iii) set out certain rules which shall govern their conduct after the Separation and (iv) allocate certain obligations with respect to certain tax matters;

WHEREAS Alcan and Novelis have entered into the Separation Agreement (the "SEPARATION AGREEMENT") and several ancillary agreements, as amended, modified, supplemented or restated to complete the Separation (as defined below); and

WHEREAS this Agreement (as defined below) is an "Ancillary Agreement" for the purposes of the Separation Agreement.

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

                                   ARTICLE I -
                                 INTERPRETATION

1.01 DEFINITIONS

     The capitalized words and expressions and variations thereof used in this Agreement or in its schedules shall have the meanings ascribed to them as set forth herein. Capitalized words and expressions and variations thereof not defined in this Agreement shall have the meanings ascribed to them in
     Schedule 1.01 - Definitions of the Separation Agreement.

     "50% INTEREST" means with respect to any corporation (within the meaning of the Code) stock or other equity interests of such corporation possessing at least 50 percent of the total combined voting power of all classes of stock or equity interests entitled to vote or at least 50 percent of the total value of shares of all classes of stock or equity interests.

     "AAC GROUP" means, for any taxable period, AAC and any Subsidiaries of AAC as of that taxable period.

     "AAC" has the meaning set forth in the recitals of this Agreement.

     "AAC BUSINESS" means the active conduct of the trade or business (within the meaning of Section 355(b)(1) of the Code) by AAC of producing aluminum rolled products and ancillary activities as carried on immediately prior to the Effective Time.

     "AC" has the meaning set forth in the recitals of this Agreement.

     "AC BUSINESS" means the active conduct by AC of a trade or business (within the meaning of Section 355(b)(1) of the Code) other than the AAC Business.

     "AC GROUP" means, for any taxable period, AC and its Subsidiaries as of that taxable period other than members of the AAC Group.

     "AFFILIATE" of any Person means any other Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control, with such first Person.

     "AGREEMENT" means this Tax Sharing and Disaffiliation Agreement between the Parties, including all of the schedules hereto, and as the same may be amended from time to time.

     "ALCAN" has the meaning set forth in the recitals of this Agreement.

     "ALCAN BUSINESSES" has the meaning set forth in the Separation Agreement.

     "ALCAN CLASS A COMMON SHARES" or "NEW ALCAN COMMON SHARES" means the class A common shares of Alcan which Alcan will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to Alcan Common Shareholders in exchange, in part, for Alcan Common Shares, and to be redesignated as Alcan common shares once the current Alcan Common Shares have been deleted from the share capital of Alcan.

     "ALCAN COMMON SHAREHOLDERS" means the holders of Alcan Common Shares.

     "ALCAN COMMON SHARES" means the voting common shares of Alcan.

     "ALCAN GROUP" means Alcan and its Subsidiaries, whether held directly or indirectly; for greater certainty, (i) prior to the Effective Time, "Alcan Group" includes Arcustarget Group, (ii) on and after the Effective Time, "Alcan Group" excludes Arcustarget Group, and (iii) in all circumstances "Alcan Group" excludes Novelis.

     "ALCAN INDEMNIFIED PARTIES" has the meaning set forth in Section 3.02 of this Agreement.

     "ALCAN PECHINEY CORPORATION" means Alcan Pechiney Corporation, a Texas Corporation.

     "ALCAN PRIMARY PRODUCTS CORPORATION" means Alcan Primary Products Corporation, a Texas Corporation.

     "ALCAN PRODUCTS CORPORATION" means Alcan Products Corporation, a Texas Corporation.

     "ALCAN SPECIAL SHARES" means the non-voting, redeemable, retractable, special shares of Alcan, which Alcan will be authorized to issue upon the Arrangement becoming effective and which are to be issued pursuant to the Arrangement to Alcan Common Shareholders in exchange, in part, for the Alcan Common Shares.

     "ALCAN TAX CONSOLIDATED GROUP" means a group of Persons that are Affiliates of Alcan and that file, lodge or otherwise submit their Tax Returns on a consolidated, combined, unitary or similar basis.

     "APPLICABLE LAW" means any applicable law, statute, rule or regulation of any Governmental Authority or any outstanding order, judgment, injunction, ruling or decree by any Governmental Authority.

     "ARCUSTARGET" has the meaning set forth in the recitals of this Agreement.

     "ARCUSTARGET GROUP" means Arcustarget and its Subsidiaries, whether held directly or indirectly.

     "ARRANGEMENT" means the proposed arrangement under the provisions of section 192 of the CBCA on, and subject to, the terms and conditions set forth in the Plan of Arrangement.

     "BUSINESS DAY" means any day excluding (i) Saturday, Sunday and any other day which, in the City of Montreal (Canada) or in the City of New York (United States), is a legal holiday or (ii) a day on which banks are authorized by Applicable Law to close in the City of Montreal (Canada) or in the City of New York (United States).

     "CANADIAN TAX RULING" means the advance income tax ruling received by Alcan from the CRA on December 15, 2004 and as may be further revised, supplemented or modified at the request of Alcan confirming the Canadian federal income tax consequences of certain aspects of the Arrangement and certain other transactions.

     "CBCA" means the Canada Business Corporations Act.

     "CLAIM" means any assessment or reassessment, tax inquiry, audit, examination, investigation, dispute, litigation or other proceeding (including, for United States federal income tax purposes, a notice of a potential Claim such as a Form 5701 Notice of Proposed Adjustment), made by the CRA, a Provincial Revenue Authority, the IRS or any other Taxing Authority, that would result in any Tax liability to an Indemnitor.

     "CLOSING AGENDA" means the final closing agenda relating to the Reorganization and the Arrangement.

     "CODE" means the United States Internal Revenue Code of 1986, as amended.

     "CONSTITUENT DOCUMENTS" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person,
     (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person, (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's stock and (d) with respect to any Person organized under the laws of Canada or any province therein, any unanimous shareholders agreement.

     "CONTROL" or "CONTROLLED" means, (a) for purposes of paragraph (a) of the definition of Triggering Event, control for purposes of the Tax Act, and
     (b) for any other purpose, the presence of one of the following: (i) the legal, beneficial or equitable ownership, directly or indirectly, of more than 50% (by vote or value) of the capital or voting stock (or other ownership or voting interest, if not a corporation) of such Person or (ii) the ability, directly or indirectly, to direct the voting of a majority of the directors of such Person's board of directors or, if such Person does not have a board of directors, a majority of the positions on any similar body, whether through appointment, voting agreement or otherwise.

     "CRA" means the Canada Revenue Agency.

     "DATE OF THE U.S. INTERNAL DISTRIBUTION" means the date on which the U.S. Internal Distribution occurs.

     "DISAFFILIATION DATE" means, for any Former Member and its relevant Alcan Tax Consolidated Group in respect of their mutual rights and obligations under this Agreement, the date on which such Former Member ceases to be a member of its relevant Alcan Tax Consolidated Group in the course of or as a result of the Separation.

     "DISAFFILIATION STRADDLE PERIOD" means any Period that begins before and ends after the Disaffiliation Date.

     "DISPUTE RESOLUTION AGREEMENT" means the Agreement with Respect to Dispute Resolution dated the Effective Date, as amended, restated or modified from time to time, and constituting an Ancillary Agreement to the Separation Agreement.

     "EFFECTIVE DATE" has the meaning set forth in the Separation Agreement.

     "EFFECTIVE TIME" means 12:00:01 a.m. E.S.T. on the Effective Date.

     "FINAL DETERMINATION" means with respect to any issue (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and is not subject to further appeal, (b) a closing agreement (in the United States, whether or not entered into under Section 7121 of the Code) or any other binding settlement agreement (in the United States, whether or not with the IRS) entered into in connection with or in contemplation of an administrative or judicial proceeding by a Taxing Authority, or (c) the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available.

     "FIRST GROUP" has the meaning set forth in Section 10.01.

     "FISCAL YEAR 2004" means the period beginning January 1, 2004 and ending December 31, 2004 or on the Disaffiliation Date if such date is prior to December 31, 2004.

     "FORM 10" means the registration statement on Form 10 (including the related information statement) relating to the listing of Novelis Common Shares on the New York Stock Exchange and the related registration of the class of equity securities that includes the Novelis Common Shares under
     Section 12(b) of the United States Securities Exchange Act of 1934, in the form in which it was declared effective by the Securities and Exchange Commission.

     "FORMER MEMBER" means any Person that ceases to be part of an Alcan Tax Consolidated Group in the course of or as a result of the Separation and that is a member of the Novelis Group on or following the Effective Time.

     "GOVERNMENTAL AUTHORITY" means any court, arbitration panel, governmental or regulatory authority, agency, stock exchange, commission or body.

     "GROUP" means AAC Group, AC Group, Alcan Group, Arcustarget Group or Novelis Group, as the context requires.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 7.01.

     "INDEMNITOR" has the meaning set forth in Section 7.01.

     "IRS" means the United States Internal Revenue Service.

     "LIABILITIES" has the meaning set forth in the Separation Agreement.

     "NOVELIS" means Novelis Inc., a corporation incorporated under the CBCA, formed to acquire under the Arrangement and independently carry on the Separated Businesses, and to be amalgamated with Arcustarget on the Effective Date, and, for greater certainty, includes the corporation resulting from the amalgamation of Novelis and Arcustarget and any successors thereto.

     "NOVELIS COMMON SHARES" means the voting common shares of Novelis to be issued to holders of Alcan Special Shares pursuant to the Arrangement in exchange for such Alcan Special Shares.

     "NOVELIS GROUP" means Novelis and its Subsidiaries, whether held directly or indirectly; for greater certainty, (i) prior to the Effective Time, "Novelis Group" excludes Arcustarget Group, and (ii) on and after the Effective Time, "Novelis Group" includes Arcustarget Group.

     "NOVELIS INDEMNIFIED PARTIES" has the meaning set forth in Section 3.01.

     "PARTIES" means the parties to this Agreement and, in the singular, means any of them.

     "PERIOD" means any taxable year or other taxable period.

     "PERSON" means any individual, partnership, joint venture, corporation, limited liability company, company, trust, unincorporated organization or Governmental Authority.

     "PLAN OF ARRANGEMENT" means the plan of arrangement set out as Schedule
     1.01 - "PA" of the Separation Agreement, as the same may be amended from time to time.

     "POST-DISAFFILIATION PERIOD" means any Period that begins after the Disaffiliation Date and, in the case of any Disaffiliation Straddle Period, that part of the Disaffiliation Straddle Period that begins after the close of the Disaffiliation Date.

     "PRE-DISAFFILIATION PERIOD" means any Period that ends on or before the Disaffiliation Date and, in the case of any Disaffiliation Straddle Period, that part of the Disaffiliation Straddle Period through the close of the Disaffiliation Date.

     "PRE-SEPARATION PERIOD" means any Period that ends on or before the Effective Date.

     "POST-SEPARATION PERIOD" means any taxable year or other taxable period that begins on or after the Effective Date.

     "PROVINCIAL REVENUE AUTHORITY" has the meaning set forth in the Separation Agreement.

     "REORGANIZATION" means the transactions relating to the transfers of property, directly or indirectly, to Arcustarget set out in Part I of the Closing Agenda.

     "REORGANIZATION DOCUMENTS" has the meaning set forth in the Separation Agreement.

     "SECOND GROUP" has the meaning set forth in Section 10.01.

     "SEPARATED BUSINESSES" has the meaning set forth in the Separation
     Agreement.

     "SEPARATION" has the meaning set forth in the Separation Agreement.

     "SEPARATION AGREEMENT" has the meaning set forth in the recitals of this Agreement.

     "STRADDLE PERIOD" means any Period that begins before and ends after the Effective Date.

     "SUBSIDIARY" of any Person means any corporation, partnership, limited liability entity, joint venture or other organization, whether incorporated or unincorporated, of which a majority of the total voting power of capital stock or other interests entitled (without the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by such Person. In determining whether a Subsidiary is a Subsidiary of AAC or AC for any period, AAC and the Subsidiaries of AAC shall not be treated as Subsidiaries of AC.

     "TAX" or "TAXES" whether used in the form of a noun or adjective, means all forms of taxation, whenever created or imposed, including, but not limited to, taxes on or measured by income, capital, franchise, gross receipts, sales, use, excise, payroll, personal property (tangible or intangible), real property, ad-valorem, value-added, goods and services, leasing, leasing use or other taxes, levies, imposts, duties, charges or withholdings of any nature whether imposed by a country, locality, municipality, government, state, province, federation, or other Governmental Authority, including any penalties, fines and additions to tax and any interest on tax, compounded or otherwise.

     "TAX ACT" means the Income Tax Act (Canada), as amended.

     "TAX RETURNS" means all reports, returns, information statements, questionnaires or other documents or data (whether in printed, electronic or other form) required to be filed or that may be filed for any period with any Taxing Authority (whether domestic or foreign) in connection with any Tax or Taxes (whether domestic or foreign).

     "TAXING AUTHORITY" means any governmental entity imposing Taxes or empowered or authorized to administer any Taxes imposed by any country, locality, municipality, government, state, province, federation or other Governmental Authority.

     "TRANSFER TAXES" means any transfer, sales, use, real property transfer, goods and services, value-added, stamp, filing, recordation and similar taxes and fees imposed in connection with the Reorganization or the Separation. For greater certainty, Transfer Taxes shall not include income taxes (including taxes on capital gains).

     "TREASURY REGULATIONS" means the regulations promulgated by the United States Treasury Department under the Code.

     "TRIGGERING EVENT" means:

     (a)  for the purposes of the Tax Act, an acquisition of Control of Novelis;
          or

     (b) for United States federal income tax purposes, any action or actions of or involving any Person (other than Alcan or any Person that is an Affiliate of Alcan immediately before or immediately after such action or actions), or any omission or omissions of such Person of an action or actions available to it, after the Date of the U.S. Internal Distribution, if as a result of such action(s) or omission(s) a Final Determination is made that the Separation is not Tax-free (i) by failing to qualify as a distribution described in Sections 355 and 368(a)(1)(D) of the Code, (ii) because any stock or securities of AAC distributed by AC in the U.S. Internal Distribution fail to qualify as "qualified property" within the meaning of Section 355(c)(2) of the Code, or (iii) because Section 355(e) of the Code applies to the Separation.

     "U.S. INTERNAL DISTRIBUTION" means the distribution by AC to Alcan of all the shares of AAC in the course of the Separation.

     "UNITED STATES" means the United States of America.

1.02 SCHEDULES

     The following schedules are attached to this Agreement and form part hereof:

Schedule 2.01 (g)        Repayment Transactions

Schedule 2.02 (d)        Certain Additional Covenants of Novelis and Arcustarget

Schedule 2.04 (b)(iii)   Certain Additional Covenants of AAC

1.03 HEADINGS

     The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

1.04 CURRENCY

     Unless otherwise indicated herein, all Dollar amounts referred to in this Agreement refer to the lawful currency of the United States and all payments must be made in such currency.

                                  ARTICLE II -
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

2.01 REPRESENTATIONS, WARRANTIES AND COVENANTS OF ALCAN IN FAVOUR OF NOVELIS

     (a) Alcan represents as at the date hereof and warrants to and in favour of Novelis as at the date hereof (and acknowledges that Novelis is relying upon such representations and warranties in connection with the matters contemplated by this Agreement) as follows:

          (i) to the best of Alcan's knowledge, there is no "specified shareholder" of Alcan as such expression is defined for the purposes of paragraph 55(3.1)(b) of the Tax Act; and

          (ii) all the facts relating to Alcan that are disclosed in the Canadian Tax Ruling are true and accurate in all material respects;

     (b) Alcan covenants that it shall not, and that it shall cause each other member of the Alcan Group not to, enter into any transaction or permit any transaction within its control to occur that would cause Alcan or any other member of the Alcan Group that is a corporation to cease to be a "specified corporation" (within the meaning of the Tax Act) on or prior to the Effective Date, except as contemplated in the Canadian Tax Ruling, and Alcan and each such member will fulfill, and will cause any Person Controlled by it after the Effective Date to fulfill, all representations or undertakings provided by it to the CRA in connection with the Canadian Tax Ruling;

     (c) Alcan covenants that it shall not, and that it shall cause each other member of the Alcan Group not to, take any action, omit to take any action or enter into any transaction that could cause the Arrangement or any related transaction to be treated in a manner inconsistent with the Canadian Tax Ruling;

     (d) Alcan covenants that it shall, and that it shall cause each other member of the Alcan Group that is required to file Canadian Tax Returns to, file such Tax Returns (including, for greater certainty, any election forms under section 85 of the Tax Act) in accordance with the terms of the Plan of Arrangement and the Canadian Tax Ruling following the Effective Date;

     (e) Alcan covenants that it shall, and that it shall cause each other member of the Alcan Group to, cooperate with Novelis and the relevant other members of the Novelis Group in the preparation and filing of all elections under the Tax Act as contemplated in the Reorganization, the Canadian Tax Ruling, the Plan of Arrangement and this Agreement (and of any similar elections that may be required under applicable provincial or foreign legislation); such elections shall be made in the form and within the time limits prescribed in the Tax Act (or applicable provincial or foreign legislation); except that Alcan may decide, in its sole discretion, to amend or late-file such elections, in which case Alcan shall be liable to indemnify any Novelis Indemnified Party for any late-filing penalties; where an agreed amount is to be included in any such election, such amount will be within the range contemplated by the Tax Act (or applicable provincial or foreign legislation) and will be the amount contemplated by the Canadian Tax Ruling, the Plan of Arrangement and this Agreement, where such amount is specified therein and, in any other case, will be the amount determined by Alcan in its sole discretion; and

     (f) Alcan covenants that it shall not, and that it shall cause each other member of the Alcan Group not to, take any action that would be inconsistent with the Reorganization Documents;

     (g) Alcan expressly acknowledges and agrees that for United States federal income tax purposes the Reorganization (as that term is defined in the Separation Agreement) is intended to be treated as a reorganization within the meaning of Section 368(a)(1)(D) of the Code and the subsequent distribution of the Novelis Common Shares to the shareholders of Alcan is intended to be treated as a transaction qualifying under Section 355 of the Code. Without limiting the generality of the foregoing, Alcan expressly acknowledges and agrees that the transfer of the Separated Entities and the Separated Assets (as each of those terms are defined in the Separation Agreement) to Alcan shall occur simultaneously and pursuant to a single, integrated, plan of reorganization within the meaning of Section 368 of the Code. Alcan expressly acknowledges and agrees that it will treat and it hereby adopts the Separation Agreement, as supplemented by this

          Agreement, as the plan of reorganization within the meaning of Section 368 of the Code. Furthermore Alcan expressly covenants and agrees that all consideration received by Alcan from Arcustarget other than the shares of capital stock of Arcustarget (such consideration the "Non-Stock Consideration") shall be immediately converted into cash, in accordance with the various refinancing transactions that are a part of this plan of reorganization, and Alcan shall use such cash immediately upon its receipt to repay the creditors referred to in
          SCHEDULE 2.01(G) and otherwise in accordance with the provisions of
          Section 361(b)(3) of the Code. Alcan hereby expressly covenants and agrees to (i) convert the "Non-Stock Consideration" into cash in accordance with the terms of this Section 2.01(g), and (ii) cause the repayment of the Alcan creditors referred to in SCHEDULE 2.01(G) in accordance with the terms of this Section 2.01(g).

2.02 REPRESENTATIONS, WARRANTIES AND COVENANTS OF NOVELIS IN FAVOUR OF ALCAN AND AC

     (a) Novelis covenants that it shall, and that it shall cause each other member of the Novelis Group to, use its commercially reasonable efforts and do all things reasonably required of it to cause the Reorganization to be completed within the time periods contemplated by the Separation Agreement;

     (b) Novelis covenants that it shall, and that it shall cause each other member of the Novelis Group to, use its commercially reasonable efforts and do all things reasonably required of it to cause the Arrangement to become effective within the time periods contemplated by the Separation Agreement;

     (c) Novelis covenants that it shall not, and that it shall cause each other member of the Novelis Group not to, enter into any transaction or permit any transaction within its control to occur that would cause Alcan or any other member of the Alcan Group that is a corporation to cease to be a "specified corporation" (within the meaning of the Tax
          Act) on or prior to the Effective Date, except as contemplated in the Canadian Tax Ruling, and Novelis and each other member of the Novelis Group will fulfill, and will cause any Person Controlled by it after the Effective Date to fulfill, all representations or undertakings provided by it to the CRA in connection with the Canadian Tax Ruling;

     (d) Novelis covenants that it shall not, and that it shall cause each other member of the Novelis Group not to, take any action, omit to take any action or enter into any transaction that could cause the Reorganization, the Arrangement or any related transaction to be treated in a manner inconsistent with the Canadian Tax Ruling or that could cause the Separation to be treated other than as a Tax-free under the Code as contemplated in the recitals of this Agreement (including but not limited to violating any of the specific covenants enumerated in SCHEDULE 2.02(D));

     (e) Novelis covenants that it shall, and that it shall cause each other member of the Novelis Group that is required to file Canadian Tax Returns to, file such Tax Returns (including, for greater certainty, any election forms under section 85 of the Tax Act) in accordance with the terms of the Plan of Arrangement and the Canadian Tax Ruling following the Effective Date. To the extent allowed by Applicable Law, Novelis shall, and shall cause each other member of the Novelis Group to, make adjustments to its stated capital and paid-up capital accounts in accordance with the terms of the Plan of Arrangement and the Canadian Tax Ruling following the Effective Date in order that the Reorganization and the Separation are implemented on a tax efficient basis for Alcan and the other members of the Alcan Group;

     (f) Novelis covenants that it shall, and that it shall cause each other member of the Novelis Group to, use reasonable best efforts to apply for such amendments to the Canadian Tax Ruling and make such amendments to the Separation Agreement as may be necessary or desirable to obtain the Canadian Tax Ruling or to implement the Plan of Arrangement as may be desired by Alcan (i) to enable it to implement arrangements or carry out transactions deemed advantageous by it for the purposes of the Separation, or (ii) to achieve a tax efficient treatment (to be determined in Alcan's discretion) of transaction costs on a worldwide net basis;

     (g) Novelis covenants that it shall, and that it shall cause each other member of the Novelis Group to, cooperate with Alcan and the relevant other members of the Alcan Group in the preparation and filing of all elections under the Tax Act as contemplated in the Reorganization, the Canadian Tax Ruling, the Plan of Arrangement and this Agreement (and of any similar elections that may be required under applicable provincial or foreign legislation); such elections shall be made in the form and within the time limits prescribed in the Tax Act (or applicable provincial or foreign legislation) except that Alcan may decide, in its sole discretion, to amend or late-file such elections, in which case Alcan Shall be liable to indemnify any Novelis Indemnified Party for any late-filing penalties; where an agreed amount is to be included in any such election, such amount will be within the range contemplated by the Tax Act (or applicable provincial or foreign legislation) and will be the amount contemplated by the Canadian Tax Ruling, the Plan of Arrangement and this Agreement, where such amount is specified therein and, in any other case, will be the amount determined by Alcan in its sole discretion;

     (h) Novelis covenants that it shall not, and that it shall cause each other member of the Novelis Group not to, make any Tax election, pay or cause to be paid any distribution from a member of the Novelis Group or take any other action that could cause an actual increase in the Taxes for which a member of the Alcan Group is responsible or that will cause an actual reduction in the amount of any refund of Taxes payable to a member of the Alcan Group other than as a result of the Separation;

     (i) Novelis represents as at the date hereof, warrants and covenants to and in favour of Alcan and AC as follows:

          (i) for United States federal income tax purposes, Novelis has the plan and intention to and will from the date of this Agreement until two (2) years after the Effective Date (A) maintain AAC's status as a corporation directly engaged in the active conduct of the AAC Business, and (B) take all actions to carry out, and not take any action that would prevent or be inconsistent with the completion of, the transactions contemplated by the Separation Agreement; and

          (ii) there is no plan or intention to, and no Person will from the date of this Agreement until two (2) years after the Effective Date (A) take any action that would result in AAC ceasing to be directly engaged in the active conduct of the AAC Business, (B) redeem or otherwise repurchase (directly or through an Affiliate of AAC, Arcustarget or Novelis or any of their respective successors) any of AAC's, Arcustarget's or Novelis' outstanding stock, other than as part of the Arrangement or through stock purchases meeting the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30, 1996-1 C.B. 696, (C) amend the Constituent Documents of AAC, Arcustarget or Novelis or any of their respective successors or take any similar action that would affect the relative voting rights of separate classes of their respective stock or convert one class of AAC's, Arcustarget's or Novelis' stock into another class of their respective stock, (D) liquidate or partially liquidate AAC or its Subsidiaries, (E) merge AAC, Arcustarget or Novelis with any other corporation (otherwise than by the amalgamation of Arcustarget and Novelis as part of the Arrangement) or sell or otherwise dispose of (other than in the ordinary course of AAC's, Arcustarget's or Novelis' respective businesses) the assets of AAC or its Subsidiaries, or
               (F) take any other action or actions that in the aggregate would likely have the effect that any Person (other than Novelis or Arcustarget as part of the Plan of Arrangement) will acquire, as part of a plan or series of related transactions, stock of AAC, Arcustarget or Novelis (or any of their respective successors) representing a 50% Interest in AAC, Arcustarget or Novelis (or their respective successors); and

     (j) Novelis covenants that it shall not, and that it shall cause each other member of the Novelis Group not to, take any action that would be inconsistent with the Reorganization Documents;

     (k) Novelis expressly acknowledges and agrees that for United States federal income tax purposes the Reorganization (as that term is defined in the Separation Agreement) is intended to be treated as a reorganization within the meaning of Section 368(a)(1)(D) of the Code and the subsequent distribution of the Novelis Common Shares to the shareholders of Alcan is intended to be treated as a transaction qualifying under Section 355 of the Internal Revenue Code. Without limiting the generality of the foregoing, Novelis expressly acknowledges and agrees that the transfer of the Separated Entities and the Separated Assets (as each of those terms are defined in the Separation Agreement) to Novelis shall occur simultaneously and pursuant to a single, integrated, plan of reorganization within the meaning of Section 368 of the Code. Novelis expressly acknowledges and agrees that it will treat and it hereby adopts the Separation Agreement as supplemented by this Agreement as the plan of reorganization within the meaning of Section 368 of the Code. Furthermore Novelis expressly covenants and agrees that all consideration received by Alcan from Arcustarget other than the shares of capital stock of Arcustarget shall be immediately converted into cash, in accordance with the various refinancing transactions that are a part of this plan of reorganization, and Alcan shall use such cash immediately upon its receipt to repay the creditors referred to in
          SCHEDULE 2.012.01(G) and otherwise in accordance with the provisions of Section 361(b)(3) of the Code. Novelis hereby expressly covenants and agrees to (i) convert the "Non-Stock Consideration" into cash in accordance with the terms of this Section 2.02(k), and (ii) cause the repayment of the Alcan creditors referred to in SCHEDULE 2.012.01(G) in accordance with the terms of this Section 2.02(k).

2.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF AC IN FAVOUR OF AAC AND
     NOVELIS

     AC represents as at the date hereof, warrants and covenants to and in favour of AAC and Novelis as follows:

     (a) to the fullest extent possible under United States federal income and state Tax laws, it shall, and it shall cause its Affiliates to, treat the Separation as tax-free under Sections 355 and 368(a)(1)(D) for all United States federal and state Tax purposes;

     (b)  for United States federal income tax purposes,

          (i) AC has the plan and intention to and will from the date of this Agreement until two (2) years after the Effective Date (A) maintain AC's status as a corporation directly engaged in the active conduct of the AC Business, and (B) take all actions necessary to carry out, and not take any action that would prevent or be inconsistent with the completion of, the transactions contemplated by the Separation Agreement; and

          (ii) there is no plan or intention to, and no Person will from the date of this Agreement until two (2) years after the Effective Date (A) take any action that would result in AC ceasing to be directly engaged in the active conduct of the AC Business, (B) redeem or otherwise repurchase (directly or through an Affiliate of AC or Alcan), any of AC's or Alcan's outstanding stock, other than as part of the Arrangement or through stock purchases meeting the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30, 1996-1 C.B. 696, (C) amend the Constituent Documents of AC or Alcan or take any similar action that would affect the relative voting rights of separate classes of their respective stock or convert one class of AC's or Alcan's stock into another class of their respective stock, (D) liquidate or partially liquidate AC, (E) merge AC or Alcan with any other corporation or sell or otherwise dispose of (other than in the ordinary course of business) the assets of the AC Business, or (F) take any other action or actions that in the aggregate would likely have the effect that any Person (other than pursuant to the Separation Agreement) will acquire, as part of a plan or series of related transactions, stock of AC or Alcan representing a 50% Interest in AC or Alcan (or their respective successors);

     (c) AC covenants that it shall not, and that it shall cause its Affiliates not to, take any action that would be inconsistent with any of the representations, warranties or covenants contained in this Section 2.03; and

     (d) AC covenants that it shall not, and it shall cause each other member of the AC Group not to, make any Tax election, pay or cause to be paid any distribution from an Affiliate or take any other action that could cause an actual increase in the Taxes for which a member of the AAC Group is responsible or that will cause an actual reduction in the amount of any refund of Taxes payable to a member of the AAC Group other than as a result of transactions forming part of the Separation.

2.04 REPRESENTATIONS, WARRANTIES AND COVENANTS OF AAC IN FAVOUR OF AC AND ALCAN

     AAC represents as at the date hereof, warrants and covenants to and in favour of AC and Alcan as follows:

     (a) to the fullest extent possible under United States federal income and state Tax laws, it shall, and shall cause its Affiliates to, treat the Separation as tax-free under Sections 355 and 368(a)(1)(D) for all United States federal and state purposes;

     (b)  for United States federal income tax purposes,

          (i) AAC has the plan and intention to and will from the date of this Agreement until two (2) years after the Effective Date (A) maintain AAC's status as a corporation directly engaged in the active conduct of the AAC Business, and (B) take all actions necessary to carry out, and not take any action that would prevent or be inconsistent with the completion of, the transactions contemplated by the Separation Agreement; and

          (ii) there is no plan or intention to, and no Person will from the date of this Agreement until two (2) years after the Effective Date (A) take any action that would result in AAC ceasing to be directly engaged in the active conduct of the AAC Business, (B) redeem or otherwise repurchase (directly or through an Affiliate of AAC, Arcustarget or Novelis, or any of their respective successors) any of AAC's, Arcustarget's or Novelis' outstanding stock, other than as part of the Arrangement or through stock purchases meeting the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30, 1996-1 C.B. 696, (C) amend the Constituent Documents of AAC, Arcustarget or Novelis or any of their respective successors other than as part of the Arrangement, or take any similar action that would affect the relative voting rights of separate classes of their respective stock or convert one class of AAC's, Arcustarget's or Novelis' stock into another class of their respective stock, (D) liquidate or partially liquidate AAC or its Subsidiaries, (E) merge AAC, Arcustarget or Novelis with any other corporation (otherwise than by the amalgamation of Arcustarget and Novelis as part of the Arrangement) or sell or otherwise dispose of (other than in the ordinary course of AAC's, Arcustarget's or Novelis' respective businesses) the assets of AAC or its Subsidiaries, or (F) take any other action or actions that in the aggregate would likely have the effect that any Person (other than Novelis or Arcustarget pursuant to Reorganization Documents and the Plan of Arrangement) will acquire, as part of a plan or series of related transactions, stock of AAC, Arcustarget or Novelis (or any of their respective successors) representing a 50% Interest in AAC, Arcustarget, Novelis (or their respective successors);

          (iii) AAC shall not, and shall cause any Affiliate of AAC not to, take any action, omit to take any action or enter into any transaction that could cause the Separation to be treated other than as a tax-free under the Code as contemplated in the recitals of this Agreement (including but not limited to violating any of the specific covenants enumerated in SCHEDULE 2.04(B)(III)).

     (c) Novelis and AAC covenant that they shall not, and that they shall cause each other member of the AAC Group not to, make any Tax election, pay or cause to be paid any distribution from an Affiliate or take any other action that could cause an actual increase in the Taxes for which a member of the AC Group is responsible or that will cause an actual reduction in the amount of any refund of Taxes payable to a member of the AC Group other than as a result of transactions forming part of the Separation; and

     (d) AAC covenants that it shall not, and that it shall cause its Affiliates not to, take any action that would be inconsistent with any of the representations, warranties or covenants contained in this
          Section 2.04.

2.05 REPRESENTATIONS, WARRANTIES AND COVENANTS OF NOVELIS AND ARCUSTARGET IN FAVOUR OF AC

     Novelis and Arcustarget represent as at the date hereof, warrant and covenant to and in favour of AC as at the date hereof as follows:

     (a)  for United States federal income tax purposes,

          (i) Novelis and Arcustarget have the plan and intention to and will from the date of this Agreement until two (2) years after the Effective Date (A) maintain AAC's status as a corporation engaged in the active conduct of the AAC Business, and (B) take all actions necessary to carry out, and not take any action that would prevent or be inconsistent with the completion of, the transactions contemplated by the Separation Agreement; and

          (ii) there is no plan or intention to, and no Person will from the date of this Agreement until two (2) years after the Effective Date (A) take any action that would result in AAC ceasing to be directly engaged in the active conduct of the AAC Business, (B) redeem or otherwise repurchase (directly or through an Affiliate of AAC, Arcustarget or Novelis, or any of their respective successors) any of AAC's, Arcustarget's or Novelis' outstanding stock, other than as part of the Arrangement or through stock purchases meeting the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30, 1996-1 C.B. 696, (C) amend the Constituent Documents of AAC, Arcustarget or Novelis or any of their respective successors other than as part of the Arrangement or take any similar action that would affect the relative voting rights of separate classes of their respective stock or convert one class of AAC's, Arcustarget's or Novelis' stock into another class of their respective stock, (D) liquidate or partially liquidate AAC or its Subsidiaries, (E) merge AAC, Arcustarget or Novelis with any other corporation (otherwise than by the amalgamation of Arcustarget and Novelis as part of the Arrangement) or sell or otherwise dispose of (other than in the ordinary course of AAC's, Arcustarget's or Novelis' respective businesses) the assets of AAC or its Subsidiaries, or (F) take any other action or actions that in the aggregate would likely have the effect that any Person (other than Novelis or Arcustarget pursuant to the Reorganization Documents and the Plan of Arrangement) will acquire, as part of a plan or series of related transactions, stock of AAC, Arcustarget or Novelis (or any of their respective successors) representing a 50% Interest in AAC, Arcustarget or Novelis (or their respective successors); and

     (b) Novelis and Arcustarget covenant that they shall not, and that they shall cause their Affiliates not to, take any action that would be inconsistent with any of the representations, warranties or covenants contained in this Section 2.05.

2.06 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     (a)  The representations and warranties of the Parties contained in this
          Article II shall survive the Effective Date until sixty (60) days after the expiry of all applicable prescription periods or statutes of limitation (giving effect to any waiver, mitigation or extension thereof) after which no assessment, reassessment or other notice or document assessing liability for Taxes for a taxation year or taxable period (or other relevant period) may be issued to the relevant Party pursuant to any Applicable Law.

     (b)  Except as otherwise expressly set out herein, the covenants under this
          Article II shall survive indefinitely.

                                  ARTICLE III -
                                 INDEMNIFICATION

3.01 INDEMNIFICATION BY ALCAN

     Alcan shall indemnify, defend and hold harmless Novelis and each other member of the Novelis Group and each of their respective directors, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (collectively, the "NOVELIS INDEMNIFIED PARTIES"), from and against any and all Liabilities of the Novelis Indemnified Parties relating to, arising out of or resulting from a breach of a representation, warranty or covenant of Alcan or AC in this Agreement.

3.02 INDEMNIFICATION BY NOVELIS

     Novelis shall indemnify, defend and hold harmless Alcan and each other member of the Alcan Group and each of their respective directors, officers and employees, and each of the heirs, executors, trustees, administrators, successor and assigns of any of the foregoing (collectively, the "ALCAN INDEMNIFIED PARTIES"), from and against any and all Liabilities of the Alcan Indemnified Parties relating to, arising out of or resulting from a breach of a representation, warranty or covenant of Novelis, AAC or Arcustarget in this Agreement.

3.03 INDEMNIFICATION IN THE EVENT OF MUTUAL BREACH

     Notwithstanding Sections 3.01 and 3.02 of this Agreement, Alcan shall not be liable to indemnify any Novelis Indemnified Party under Section 3.01, and Novelis shall not be liable to indemnify any Alcan Indemnified Party under Section 3.02, from and against a Liability, if such Liability is caused by the combined and simultaneous action of both (i) one or more members of the Alcan Group and (ii) one or more members of the Novelis Group.

3.04 INDEMNIFICATION IN THE EVENT OF A TRIGGERING EVENT

     If (i) the Tax consequences to the transactions described in the Canadian Tax Ruling differ from those set out in the Canadian Tax Ruling or if the Tax consequences to the Separation differ from those set out in the recitals of this Agreement, (ii) Sections 3.01, 3.02 and 3.03 do not apply and (iii) such different Tax consequences result from a Triggering Event, then Novelis shall indemnify the Alcan Indemnified Parties from and against any Liability relating to, arising out of or resulting from such different Tax consequences under the Tax Act or any other similar or equivalent Canadian federal or provincial Tax legislation or the Code, even if such Triggering Event does not result from any action or omission of any member of the Novelis Group.

3.05 Indemnification in Other Circumstances

     If (i) the Tax consequences to the transactions described in the Canadian Tax Ruling differ from those set out in the Canadian Tax Ruling or if the Tax consequences to the Separation differ from those set out in the recitals of this Agreement and (ii) Sections 3.01, 3.02, 3.03 and 3.04 do not apply, then no indemnity shall be provided for under this Agreement except in the circumstances and to the extent provided for in Sections 4 to 6 and 10.

3.06 EVENT OF LAST ACT

     For greater certainty:

     (a) Alcan will be liable under Section 3.01 of this Article III and Novelis will not be liable under Section 3.02 of this Article III even though the action of the member of the Alcan Group that precipitated the Liability of Alcan was preceded by one or more actions of one or more members of the Novelis Group that, in and by themselves, would not have precipitated the Liability of Novelis;

     (b) Novelis will be liable under Section 3.02 of this Article III and Alcan will not be liable under Section 3.01 of this Article III even though the action of the member of the Novelis Group that precipitated the Liability of Novelis was preceded by one or more actions of one or more members of the Alcan Group that, in and by themselves, would not have precipitated the Liability of Alcan;

     (c) Novelis will be liable under Section 3.04 of this Article III and Alcan will not be liable under Section 3.01 of this Article III even though the last action that made a Triggering Event happen was preceded by one or more actions of one or more members of the Alcan Group that, in and by themselves, would not have precipitated the Liability of Alcan.

                                  ARTICLE IV -
                           GENERAL LIABILITY FOR TAXES

4.01 GENERAL LIABILITY

     (a) Except as set forth in Sections 5.01 and 6.02, Novelis and the other members of the Novelis Group shall be liable for and shall indemnify and hold harmless any member of the Alcan Group against Taxes relating to any Pre-Separation Period, Post-Separation Period or Straddle Period of any Person that is a member of the Novelis Group on or following the Effective Time.

     (b) Except as set forth in Sections 5.01 and 6.02, Alcan and the other members of the Alcan Group shall be liable for and shall indemnify and hold harmless any member of the Novelis Group against Taxes relating to any Pre-Separation

          Period, Post-Separation Period or Straddle Period of any Person that is a member of the Alcan Group on or following the Effective Time.

                                   ARTICLE V -
                  ALLOCATION OF LIABILITIES FOR TRANSFER TAXES

5.01 GENERAL ALLOCATION

     Each Person that acquires property of any kind or to whom shares are issued in the course of the Reorganization shall be liable for the Transfer Taxes payable in respect of such acquisition of property or share issuance.

                           ARTICLE VI - DISAFFILIATION

6.01 YEAR END

     To the extent permitted by Applicable Law or administrative practice, the taxable year or taxable period of any Former Member whose taxable year or taxable period does not end on or immediately before the Disaffiliation Date, shall close on or immediately before the Disaffiliation Date; such taxable year or taxable period shall be considered a Pre-Disaffiliation Period.

6.02 LIABILITIES RELATING TO PRE-DISAFFILIATION PERIODS FOR TAX CONSOLIDATED GROUPS

     (a)  Notwithstanding Section 4.01 and subject to Applicable Law:

          (i) Novelis shall be liable for and shall indemnify and hold the Alcan Group harmless against (A) any Tax liability of any Former Member for any Pre-Disaffiliation Period, as determined in a manner consistent with past practice and in accordance with the Alcan Group's intragroup method of income tax allocation, or, in the absence thereof, any other permissible allocation methodology as determined by Alcan, and (B) any Tax liability resulting from a Final Determination with respect to an adjustment attributable to such Former Member for any Pre-Disaffiliation Period. Such Former Member shall be entitled to any refund of, or credit for, Taxes of such Former Member or amounts owed by such Former Member or for which such Former Member is responsible under this paragraph (i) of this Section 6.02(a). Any liability for Taxes under this paragraph (i) of this Section 6.02(a) shall be measured by the relevant Alcan Tax Consolidated Group's actual liability for Taxes after applying Tax benefits otherwise available to such Alcan Tax Consolidated Group other than Tax benefits that such Alcan Tax Consolidated Group in good faith determines would actually offset Tax liabilities of such Alcan Tax Consolidated Group in other taxable years or periods. Any right to refund under this paragraph (i) of this Section 6.02(a) shall be measured by the actual refund or credit of such Alcan Tax Consolidated Group attributable to the adjustment without regard to offsetting Tax attributes or liabilities of such Alcan Tax Consolidated Group; and

          (ii) Alcan shall be liable for and shall hold any Former Member harmless against any liability attributable to any member of an Alcan Tax Consolidated Group (other than Persons who are members of the Novelis Group on or following the Effective Time) for any Pre-Disaffiliation Period, including any liability for Taxes asserted against any member of an Alcan Tax Consolidated Group under provisions that impose several liability on members of an affiliated group of corporations that files returns on a consolidated, combined, unitary or similar basis in respect of Taxes of any member of such Alcan Tax Consolidated Group (other than Persons who are members of the Novelis Group on or following the Effective Time). Alcan shall be entitled to any refund of or credit for Taxes for any periods that are attributable to such Alcan Tax Consolidated Group or amounts owed by such Alcan Tax Consolidated Group or for which such Alcan Tax Consolidated Group is responsible under this paragraph (ii) of this Section 6.02(a).

     (b) Alcan shall determine, and Novelis shall cause every Former Member to pay, the final amount owed, if any, under clause (A) of Section 6.02(a)(i) for the Fiscal Year 2004 as follows:

          (i) within sixty (60) days from the Disaffiliation Date, Novelis shall, and shall cause such Former Member to, provide Alcan with a complete information package for income tax purposes in the customary Alcan format for such Former Member's Fiscal Year 2004, setting forth the operating and nonoperating tax and financial results in sufficient detail to enable Alcan to compute such Former Member's Fiscal Year 2004 Tax liability;

          (ii) Alcan will calculate in accordance with the principles of this Agreement and consistent with past practice an estimate of such Former Member's Fiscal Year 2004 Tax liability and submit the calculation to such Former Member within thirty (30) days after the date on which the tax package described in paragraph (i) of this Section 6.02(b) is provided to Alcan;

          (iii) the Former Member shall have the right to object in writing to such calculation within thirty (30) days after the date on which the tax package described in paragraph (i) of this Section 6.02(b) is provided to Alcan, on the grounds that there is substantial authority that such calculation is incorrect; provided that if the Former Member so objects:

               (1) Alcan and the Former Member shall promptly submit the dispute to an independent accounting or law firm acceptable to both Alcan and the Former Member for prompt resolution, whose decision shall be final and binding on Alcan and the Former Member; and

               (2) the party that such accounting or law firm determines has lost the dispute shall pay all of the fees and expenses incurred in connection with submitting such dispute;

          (iv) the Former Member shall pay to Alcan the amount determined according to paragraphs (ii) and (iii) of this Section 6.02(b) at least five (5) Business Days prior to the date on which such amount is payable to the competent Tax Authority; and

          (v) a determination of the final amount owed, if any, under paragraphs (ii) and (iii) of this Section 6.02(b) by the Former Member to Alcan shall be made when the Alcan Tax Consolidated Group's Fiscal Year 2004 Tax Returns are filed and such final amount shall be paid within thirty (30) days from the date Alcan notifies the Former Member of any additional amounts due, together with interest thereon from the date on which such Tax Return is filed, and amounts owed by Alcan to the Former Member as a refund of an overpayment shall be refunded by Alcan within thirty (30) days, together with interest thereon from the date on which Alcan receives a refund of such amount.

     (c) To the extent permitted under applicable Tax laws, Novelis shall, and shall cause each Former Member to, make the appropriate elections to waive any option to carryback any net operating loss, any credits or any similar item to Pre-Disaffiliation Periods in respect of any Tax Returns that are filed by or for an Alcan Tax Consolidated Group. To the extent such an election is not permitted under applicable Tax laws, any Former Member shall be entitled to carryback any net operating loss or other item from a Post-Disaffiliation Period to a Disaffiliation Straddle Period or Pre-Disaffiliation Period, except to the extent that Alcan determines in good faith that such action will cause an actual increase in the Taxes for which the Alcan Group is responsible or will cause an actual reduction in the amount of any refund of Taxes payable to the Alcan Group. Any refund of Taxes resulting from any such carryback by a Former Member shall be payable to such Former Member not later than twenty (20) days after the receipt or crediting of a refund, together with interest thereon from the date on which the refund (together with the interest thereon) is actually received or credited.

     (d) Subject to paragraphs (a) to (c) of this Section 6.02, if, in the course of or as a result of the Separation, a Former Member ceases to be a part of an Alcan Tax Consolidated Group, the following rules shall apply:

          (i) the disaffiliation or deconsolidation of such Person from the Alcan Tax Consolidated Group shall be treated according to Applicable Law;

          (ii) if, under Applicable Law, there is more than one method of implementing or treating such disaffiliation or deconsolidation or if elections can or are required to be made in connection with such disaffiliation or deconsolidation, Alcan shall, in its sole discretion, choose the proper method or treatment and make the relevant election or decide how any such election should be made, in which case, Novelis and the other members of the Novelis Group shall be bound by Alcan's choice, decision and elections. Novelis shall, and shall cause all other members of the Novelis Group to, file all Tax Returns consistent with Alcan's choice and elections and, where required, join in the making of the relevant elections and otherwise cooperate with Alcan; and

          (iii) if Applicable Law is silent about such disaffiliation or deconsolidation, Alcan shall decide, in its sole discretion, how such disaffiliation or deconsolidation should be implemented or treated, and Novelis and the other members of the Novelis Group shall be bound by any decision made by Alcan in this respect and shall be required to take whatever action is required to give effect to such decision. Novelis shall, and shall cause all other members of the Novelis Group to, file all Tax Returns consistent with Alcan's choice and elections and, where required, join in the making of the relevant elections and otherwise cooperate with Alcan.

6.03 EXCEPTION

     Sections 6.01 and 6.02 shall not apply to a Former Member that ceases to be part of an Alcan Tax Consolidated Group in the course of or as a result of the Separation if such Former Member and every other member of such Alcan Tax Consolidated Group are members of the Novelis Group on or following the Effective Time. For greater certainty, if a group of Persons forms a sub-group within a larger Alcan Tax Consolidated Group, the exception set forth in the preceding sentence shall apply only if all members of the larger group are members of the Novelis Group on or following the Effective Time.

                                  ARTICLE VII -
                            CONTROL OF TAX CHALLENGES

7.01 CONTROL OF CHALLENGE OF TAX CLAIMS

     (a) If a member of the Alcan Group or a member of the Novelis Group (the "INDEMNIFIED PARTY") receives a Claim that could give rise to an indemnification under this Agreement, the Indemnified Party, if a member of the Alcan Group, shall promptly notify Novelis, and if a member of the Novelis Group shall promptly notify Alcan, (in each case the recipient of the notification being the "INDEMNITOR").

     (b) The Indemnified Party agrees to contest any Claim and not to settle any Claim without the prior written consent of the Indemnitor, provided that within thirty (30) days after notice of a Claim by the Indemnified Party to the Indemnitor:

          (i) the Indemnitor requests in writing that such Claim be contested by the Indemnified Party;

          (ii) the Indemnitor shall have provided an opinion of an independent tax counsel, selected by the Indemnitor and reasonably acceptable to the Indemnified Party, to the effect that it is more likely than not that a Final Determination will be substantially consistent with the Indemnitor's position relating to such Claim; and

          (iii) the Indemnitor agrees in writing to pay on demand and pays all out-of-pocket costs, losses and expenses (including, but not limited to, legal and accounting fees) paid or incurred by the Indemnified Party in connection with contesting such Claim.

     (c) Where a Claim is being contested, and regardless of whether the Indemnified Party is a member of the Alcan Group or of the Novelis Group, Alcan shall determine, in its sole discretion, the nature of all actions to be taken to contest such Claim, including:

          (i) whether any action to contest such Claim shall initially be by way of judicial or administrative proceeding, or both;

          (ii) whether any such Claim shall be contested by resisting payment thereof or by paying the same and seeking a refund thereof; and

          (iii) the court or other judicial body before which judicial action, if any, shall be commenced.

     (d) The Indemnitor shall be entitled to participate in contesting any such Claim at its own expense. To the extent the Indemnitor is not participating, the Indemnified Party shall keep the Indemnitor and, upon written request by the Indemnitor, its counsel, informed as to the progress of the contest.

     (e) If the Indemnitor requests that the Indemnified Party accept a settlement of a Claim offered by a Taxing Authority and if such Claim may, in the reasonable discretion of the Indemnified Party, be settled without prejudicing any claims a Taxing Authority may have with respect to matters other than the transactions contemplated by the Separation Agreement, the Indemnified Party shall either:

          (i)  accept such settlement offer; or

          (ii) agree with the Indemnitor that the Indemnitor's liability with respect to such Claim shall be limited to the lesser of (A) an amount calculated on the basis of such settlement offer plus interest owed to the Taxing Authority on the date of eventual payment, or (B) the amount calculated on the basis of a Final Determination.

     (f) Except as provided below in this paragraph (f), the Indemnified Party shall not settle a Claim that the Indemnitor is entitled to require the Indemnified Party to contest under paragraph (b) of this Section 7.01, without the prior written consent of the Indemnitor. At any time, whether before or after commencing to take any action pursuant to this Section 7.01 with respect to any Claim, the Indemnified Party may decline to take action with respect to such Claim and may settle such Claim without the prior written consent of the Indemnitor by notifying the Indemnitor in writing that the Indemnitor is released from its obligations to indemnify the Indemnified Party with respect to such Claim (which notification shall release the Indemnitor from such obligations except to the extent the Indemnitor has previously agreed in writing that it would be willing to have its liability calculated on the basis of a settlement offer in accordance with paragraph (e) of this Section 7.01 with respect to any Claim related to such Claim or based on the outcome of such Claim. If the Indemnified Party settles any Claim or otherwise takes or fails to take any action pursuant to this paragraph (f), the Indemnified Party shall pay to the Indemnitor any amounts paid or advanced by the Indemnitor with respect to such Claim (other than amounts payable by the Indemnitor in connection with a settlement offer pursuant to paragraph (e) of this Section 7.01)), plus interest attributable to such amounts.

                                 ARTICLE VIII -
                COOPERATION, RECORD RETENTION AND CONFIDENTIALITY

8.01 COOPERATION AND RECORD RETENTION

     (a) Alcan shall and shall cause each other member of the Alcan Group to, and Novelis shall and shall cause each other member of the Novelis Group to, cooperate with any member of the other Group in the conduct of any audit or the proceedings in respect of a Pre-Separation Period or Straddle Period. Alcan shall and shall cause each other member of the Alcan Group to, and Novelis shall and shall cause each other member of the Novelis Group to, execute and deliver such powers of attorney and make available such other documents as are reasonably necessary to carry out the intent of this Agreement. Alcan shall and shall cause each other member of the Alcan Group to notify Novelis in writing, and Novelis shall and shall cause each other member of the Novelis Group to notify Alcan in writing, of any audit adjustments which do not result in Tax liability but can be reasonably expected to affect Tax Returns of a member of the other Group for any Period.

     (b) Alcan shall and shall cause each other member of the Alcan Group to, and Novelis shall and shall cause each other member of the Novelis Group to, in accordance with their respective current record retention policies and all Applicable Laws, retain records, documents, accounting data and other information (including computer data) necessary for the preparation, filing, review or audit of any Tax Returns in respect of any Pre-Separation Period or Straddle Period.

     (c) Alcan shall and shall cause each other member of the Alcan Group to, and Novelis shall and shall cause each other member of the Novelis Group to, provide to any member of the other Group reasonable access to such records, documents, data and information and to personnel and premises and ensure the cooperation of such personnel for the purpose of the review or audit of any Tax Returns in respect of any Pre-Separation Period or Straddle Period.

     (d) Novelis shall, and shall cause each other member of the Novelis Group to, provide to Alcan access to such records, documents, data, information, personnel and premises of Novelis and of the other relevant members of the Novelis Group as may be required by Alcan to comply with the Canadian tax regime applicable to Canadian foreign affiliates or to transfer pricing. Without limiting the generality of the foregoing, Novelis shall cause each other member of the Novelis Group that was a foreign affiliate (as defined in the Tax Act) of Alcan before the Separation, upon request by Alcan, to:

          (i) respond in full to the annual questionnaire of the CRA concerning foreign affiliates (generally known as the "Foreign Affiliate Reporting Package") within three (3) months of the receipt of such questionnaire;

          (ii) provide Alcan with complete financial statements;

          (iii) respond to questions concerning Form T-106 within one (1) month of receipt; and

          (iv) respond promptly to other relevant questions for the purposes of the foreign affiliate regime or the transfer-pricing regime in all cases for any Pre-Separation Period or Straddle Period.

8.02 Confidentiality

     (a)  Alcan shall and shall cause each other member of the Alcan Group to
          (i) treat in a confidential manner all information and data relating to Novelis and every other member of the Novelis Group that it may receive or have access to pursuant to the provisions of this Agreement and (ii) not disclose any such information to any third party except
          (A) to the extent required by Applicable Law or by an order from a competent tribunal, (B) to the extent required to interpret, give effect to or enforce this Agreement, (C) to tax, audit or legal professionals on a need-to-know basis, or (D) with the prior written consent of Novelis.

     (b) Novelis shall and shall cause each other member of the Novelis Group to (i) treat in a confidential manner all information and data relating to Alcan and every other member of the Alcan Group that it may receive or have access to pursuant to the provisions of this Agreement and (ii) not disclose any such information to any third party except (A) to the extent required by Applicable Law or by an order from a competent tribunal, (B) to the extent required to interpret, give effect to or enforce this Agreement, (C) to tax, audit or legal professionals on a need-to-know basis, or (D) with the prior written consent of Alcan.

                                  ARTICLE IX -
                                   TAX RETURNS

9.01 TAX RETURNS

     (a) Alcan shall prepare or cause to be prepared all Tax Returns with respect to members of the Novelis Group, including those Tax Returns that are filed on a consolidated, combined, unitary or similar basis, that are required to be filed in respect of any Pre-Separation Period or Straddle Period and Novelis shall file or shall cause such Tax Returns to be filed by the member customarily responsible for the filing of such Tax Returns within the period prescribed therefor.

     (b) In respect of any Period other than a Pre-Separation Period or a Straddle Period:

          (i) Alcan shall, and shall cause each other responsible member of the Alcan Group to, file or cause to be filed all Tax Returns with respect to members of the Alcan Group; and

          (ii) Novelis shall, and shall cause each other responsible member of the Novelis Group to, file or cause to be filed all Tax Returns with respect to members of the Novelis Group.

     (c) No member of the Novelis Group shall amend any of its Tax Returns for any Pre-Separation Period or Straddle Period without the prior written consent of Alcan, such consent not to be unreasonably withheld or delayed. For the purpose of the preceding sentence, it shall not be unreasonable for Alcan to withhold its consent where such amendment would negatively impact Alcan or any other member of the Alcan Group as determined by Alcan in its sole discretion.

     (d) For the purposes of paragraph (a) of this Section 9.01, Alcan shall be entitled:

          (i) to conclusively rely on any information or data supplied to it by any member of the Novelis Group or by the auditors, advisors or representatives of any member of the Novelis Group; and

          (ii) subject to paragraph (b) of Section 6.02, make all determinations or decisions that are of an elective or discretionary nature.

                                   ARTICLE X -
                             TRANSFER PRICING ISSUES

10.01 TRANSFER PRICING ISSUES

     (a) If any Taxing Authority proposes to increase the income of a member of the Alcan Group or of the Novelis Group (the "FIRST GROUP") as a result of the supply of property or services by such member of the First Group to a member of the other group (the "SECOND GROUP") or by a member of the Second Group to such member of the First Group on the basis of any affiliation or other relationship between such persons. Alcan shall cause the relevant member of the Alcan Group, and Novelis shall cause the relevant member of the Novelis Group, to comply with the principles set forth in paragraphs (b) to (g) of this Section 10.01.

     (b) The relevant member of the First Group shall promptly notify the relevant member of the Second Group as well as (i) Alcan if the relevant member of the Second Group is a member of the Alcan Group or
          (ii) Novelis if the relevant member of the Second Group is a member of the Novelis Group.

     (c) The relevant member of the First Group shall have the right to challenge such proposed adjustment, in which the case the relevant member of the Second Group shall cooperate with the relevant member of the First Group including, if so requested by the relevant member of the First Group, to (i) seek a determination in respect of such proposed adjustment from the Taxing Authority in any jurisdiction in which the relevant member of the Second Group is resident or carries on business, or (ii) challenge such proposed adjustment in any such jurisdiction. The relevant member of the First Group shall reimburse the relevant member of the Second Group for all its reasonable out-of-pocket expenses incurred for this purpose.

     (d) Once a Final Determination has been made by the relevant Taxing Authority with respect to the proposed adjustment, or if the relevant member of the First Group decides not to challenge the proposed adjustment, then the relevant member of the Second Group shall pay to the relevant member of the First Group an amount equal to Tax savings (including interest) or other relief that the relevant member of the Second Group (or any other member of the Second Group, as allowed under Applicable Law) will or may achieve or obtain as a result of such adjustment. If the Tax savings or other relief are in the form of a reduction of cash Taxes for the same Period or a preceding Period, the amount payable by the relevant member of the Second Group shall be equal to the amount of such Tax savings. In any other case, the amount of the payment shall be equal to the net present value of such Tax savings or other relief using an annual discount rate of 8%. Any such payment shall be treated as a payment for the supply of property or services by the relevant member of the First Group to the relevant member of the Second Group which gave rise to the relevant adjustment. In the event that the relevant member of the First Group disagrees with the amount of the Tax savings achieved by the relevant member of the Second Group in any jurisdiction as determined by the Taxing Authority in such jurisdiction, paragraph (c) of this Section 10.01 shall apply mutatis mutandis.

     (e) No member of the Novelis Group shall request or initiate any adjustment described above without the prior written consent of Alcan.

     (f) The principles set out in this Article X shall apply to (i) transactions that have already given rise to an adjustment or proposed adjustment by a Taxing Authority, (ii) transactions completed before the Effective Time that, as of the Effective Time, have not given rise to an adjustment or proposed adjustment and (iii) transactions completed on or after the Effective Time.

     (g) For the purposes of this Article X, if a Person who would otherwise be a member of the Alcan Group prior to the Effective Time is a member of the Novelis Group on or following the Effective Time, such Person shall be deemed, with respect to the period prior to the Effective Time, (i) to be a member of the Novelis Group and (ii) not to be a member of the Alcan Group.

                                  ARTICLE XI -
                               DISPUTE RESOLUTION

11.01 DISPUTE RESOLUTION AGREEMENT TO APPLY

     Save as provided for in paragraph (iii) of Section 6.02(b), the Dispute Resolution Agreement among the Parties and other parties thereto shall govern all disputes, controversies or claims (whether arising in contract, delict, tort or otherwise) among the Parties that may arise out of, or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby), or the commercial or economic relationship of the Parties relating hereto or thereto.

                                  ARTICLE XII -
                                  MISCELLANEOUS

12.01 EFFECT ON OTHER TAX SHARING AGREEMENTS

     Except where Section 6.03 applies (i.e., where every member of an Alcan Tax Consolidated Group becomes a member of the Novelis Group on or following the Effective Time), any and all prior tax sharing agreements or practices between any member of the Alcan Group and any Former Member shall be terminated and superseded by this Agreement on the relevant Disaffiliation Date for the parties to such tax sharing agreement or practice.

12.02 COUNTERPARTS

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

12.03 ENTIRE AGREEMENT

     This Agreement and the Separation Agreement, the schedules and exhibits hereto and thereto and the specific agreements contemplated herein or thereby contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, oral or written, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter. No agreements or understandings exist between the Parties other than those set forth or referred to herein or therein.

12.04 INCONSISTENCIES WITH SEPARATION AGREEMENT

     Where any inconsistency between a provision of this Agreement and a provision of the Separation Agreement arises as regards to taxation matters, the provisions of this Agreement shall prevail.

12.05 AFTER-TAX LIABILITY

     The amount of any Liability for which indemnification is provided under this Agreement or under the Separation Agreement and which is payable to an Indemnified Party by the Indemnitor pursuant to this Agreement or by the Indemnifying Party (as said term is defined in the Separation Agreement) pursuant to the Separation Agreement, shall be adjusted to take into account any tax benefit realized by the Indemnified Party or any of its Affiliates by reason of the Liability for which indemnification is so provided or the circumstances giving rise to such Liability. For purposes of this Section, any tax benefit shall be taken into account at such time as it is received by the Indemnified Party or its Affiliate. Conversely, if any such indemnity payment received by an Indemnified Party pursuant to this Agreement or pursuant to the Separation Agreement would constitute income for tax purposes to such Indemnified Party, the Indemnitor or the Indemnifying Party, as applicable, shall pay to the Indemnified Party such additional amount as is necessary to place the Indemnified Party in the same after tax position as it would have been in had the Liability out of which such indemnity payment arose not occurred.

12.06 GOVERNING LAW

     (a) Subject to paragraph (b) of this Section 12.06, this Agreement shall be governed by, construed and interpreted in accordance with the laws applicable in the Province of Quebec, irrespective of conflict of laws principles under Quebec law, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

     (b) The interpretation or application of this Agreement to matters pertaining to Taxes that are assessed or payable in jurisdictions other than Canada shall be governed by the laws of that other jurisdiction irrespective of conflict of laws principles under the laws of such jurisdiction, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies, and where such other jurisdiction is the United States, the laws of the State of New York shall apply.

12.07 DISCLAIMER REGARDING TAX ATTRIBUTES

     Except as specifically provided in this Agreement, no representation or warranty is being made by Alcan or any other member of the Alcan Group in this Agreement regarding the tax attributes of the properties or entities that are to be transferred, directly or indirectly, to Arcustarget or Novelis as part of the Reorganization or the Arrangement.

12.08 TAX SERVICES - CONFLICTS

     For a period of two (2) years following the Effective Date, Novelis shall not, and shall cause each other member of the Novelis Group not to, use the services in the area of taxation of any accounting or law firm that rendered professional services in the area of taxation to Alcan or to any other member of the Alcan Group in connection with the Separation, except with the prior written consent of Alcan.

12.09 TAX LIABILITY

     For the purposes of Articles IV, V, VI and X of this Agreement, when, under Applicable Law, the primary liability for a Tax rests with one Person but another Person is also liable to pay such Tax or any portion thereof (or an amount equal to such Tax or any portion thereof) due to the relationship between such Persons or as a result of a payment or other transaction between such Persons, such Tax shall be considered as a Tax of the first Person and not as a Tax of the second Person.

12.10 NOTICES

     All notices and other communications under this Agreement shall be in writing and shall be deemed to be duly given (a) on the date of delivery, if delivered personally, (b) on the first Business Day following the day of dispatch if delivered by a nationally recognized next-day courier service,
     (c) on the date of actual receipt if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as follows:

     If to Alcan, to:

                      Alcan Inc.
                      1188 Sherbrooke Street West
                      Montreal, Quebec H3A 3G2
                      Fax: 514-848-8436
                      Attention: Chief Legal Officer

     With a copy to:

                      Alcan Inc.
                      1188 Sherbrooke Street West
                      Montreal, Quebec H3A 3G2
                      Fax: 514-848-8115
                      Attention: Chief Tax Officer

     If to Novelis or Arcustarget, to:

                      Novelis Inc.
                      Suite 3800
                      Royal Bank Plaza, South Tower
                      P.O. Box 24
                      200 Bay Street
                      Toronto, Ontario M5J 2Z4
                      Fax: 416-216-3930
                      Attention: Chief Executive Officer

     If to AC, to:

                      Alcan Corporation
                      6060 Parkland Boulevard
                      Cleveland, Ohio 44124
                      U.S.A.
                      Fax: 440-423-6663
                      Attention: Chief Executive Officer

     If to AAC, to:

                      Novelis Corporation
                      6060 Parkland Boulevard
                      Cleveland, Ohio 44124
                      U.S.A.
                      Fax: 440-423-6663
                      Attention: Chief Executive Officer

     Any Party may, by notice to the other Parties, change the address or facsimile number to which such notices are to be given.

12.11 INTEREST

     Where in this Agreement an amount of interest is stipulated to be payable, such interest shall be computed at an annual rate of 7% unless otherwise specified, calculated on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed, accrued from and excluding the date on which the principal amount with respect to which such interest is payable is due and payable, up to and including the date of payment.

12.12 ASSIGNABILITY

     This Agreement shall be binding upon and inure to the benefit of the Parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no Party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Party, not to be unreasonably withheld or delayed.

12.13 SEVERABILITY

     If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

12.14 WAIVERS OF DEFAULT

     Waiver by any Party of any default by another Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

12.15 DEADLINES

     Where in this Agreement a Person is required to send a notice, make a decision or take any other action within a certain period of time or before a certain date or deadline, Alcan and Novelis may, by mutual agreement to be evidenced in writing, decide to extend or shorten such period of time or forestall or postpone such date or deadline.

12.16 AMENDMENTS

     No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

12.17 FURTHER ASSURANCES

     Each of the Parties will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all further acts, documents and things as the other Parties to this Agreement may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take any steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the Parties have caused this Tax Sharing and Disaffiliation Agreement to be executed by their duly authorized representatives.

                                        ALCAN INC.


                                        By: /s/ David McAusland
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                        NOVELIS INC.


                                        By: /s/ Brian W. Sturgell
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                        ARCUSTARGET INC.


                                        By: /s/ Brian W. Sturgell
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                        ALCAN CORPORATION


                                        By: /s/ David McAusland
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                        NOVELIS CORPORATION


                                        By: /s/ Brian W. Sturgell
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------